UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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HUNTSMAN CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD P FUND LP

STARBOARD VALUE P GP LLC

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS ECHO II LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD G FUND, L.P.

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

JAMES L. GALLOGLY

SANDRA BEACH LIN

SUSAN C. SCHNABEL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Huntsman Corporation, a Delaware corporation (the “Company”).

On March 7, 2022, Starboard’s director candidate James Gallogly delivered a letter to David Stryker, the Company’s Executive Vice President and General Counsel, highlighting various false and misleading statements with respect to Mr. Gallogly’s background and experience that were published by the Company in recent communications and filings. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.